UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report (Date of earliest
event reported):
                                   May 3, 2005




                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)



       Nevada                          000-50485                  74-2914331
(State or other jurisdiction          (Commission               (IRS Employer
of incorporation)                     File Number)           Identification No.)


                     5601 West Waco Drive, Waco, TX                    76710
                (Address of principal executive offices)            (Zip Code)


                                 (254) 772-2120
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01  Entry into a Material Definitive Agreement.

Effective May 3, 2005, Central Freight Lines, Inc. (the "Company") entered into Director Indemnification Agreements with each of Jerry Moyes, Robert V. Fasso, John Breslow, John Campbell Carruth, Porter J. Hall, and Gordan W. Winburne. The form of Director Indemnification Agreement was previously approved by the Company's Board of Directors.

The Director Indemnification Agreements provide, among other terms, that:
(i) the Company will indemnify the indemnitee to the fullest extent permitted by law with respect to any claim, whether civil, criminal, administrative, investigative, or other, related to the fact that the indemnitee is or was a director of the Company, or while a director is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by the indemnitee in any such capacity; (ii) the Company will advance all expenses incurred by the indemnitee; (iii) if upon review the determination is made that applicable law does not permit indemnification, the Company is entitled to reimbursement of expense advances; and (iv) the indemnification provided by the Director Indemnification Agreements shall be in addition to any rights to which the indemnitee may be entitled under the Company's Amended and Restated Articles of Incorporation, its Bylaws, applicable law, or otherwise. The indemnification provided under the Director Indemnification Agreements shall continue for any action taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in an indemnified capacity.

Also on May 3, 2005, the Compensation Committee and Board of Directors of Central Freight Lines, Inc. (the "Company") approved the payment of an annual retainer of $20,000 to Porter J. Hall for his service as Chairman of the Board following the 2005 Annual Meeting of Stockholders. As disclosed in Item 5.02 below, Mr. Hall previously served as the Company's Lead Independent Director. The annual retainer that Mr. Hall will receive for his service as Chairman of the Board will be in lieu of, and not in addition to, the $20,000 retainer he would have received as Lead Independent Director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2005, following the conclusion of the Company's 2005 Annual
Meeting of Stockholders, Jerry Moyes informed the Company that he was resigning from the Board of Directors, effective immediately, in order to focus on other commitments. Following the resignation of Mr. Moyes, the remaining members of the Board of Directors elected Porter J. Hall to replace Mr. Moyes as Chairman of the Board. Mr. Hall previously served as the Company's Lead Independent Director. Following the election of Mr. Hall as Chairman of the Board, the Board of Directors approved the elimination of the position of Lead Independent Director.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CENTRAL FREIGHT LINES, INC.


Date:   May 4, 2005                  By:        /s/ Jeff Hale
                                                     Jeff Hale
                                              Senior Vice President and
                                              Chief Financial Officer